Exhibit E(2)


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Agreement dated as of ___________, 199_, is between Koger Equity, Inc., a Florida corporation (the "Company"), AP-KEI Holdings, LLC, a Delaware limited liability company (the "Investor") and _________________, a _________ (the "Permitted Assignee").

         WHEREAS, under the terms of that certain Stock Purchase Agreement dated as of October __, 1996 (the "Stock Purchase Agreement") by and between the Company and the Investor, the Investor Beneficially Owns _____ shares of Common Stock (the "Stock"), which are Permitted Securities under the Stock Purchase Agreement;

         WHEREAS, in connection with its pledge of the Stock to the Permitted Assignee, Investor desires to assign its rights under the Stock Purchase
Agreement to the Permitted Assignee to the extent permitted in Section 9.4 thereof;

         WHEREAS, it is a condition to the validity of such assignment that the Permitted Assignee execute and deliver to the Company this Assignment and Assumption Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, the parties agree as follows:

         1. Definitions. Capitalized terms are used herein with the meanings provided in the Stock Purchase Agreement.

         2. Assignment. Investor hereby transfers, assigns and sets over to Permitted Assignee all of its right, title and interest in and to, and its rights under, the Stock Purchase Agreement.

         3. Assumption. Permitted Assignee hereby agrees with the Company to assume and be bound by all of the obligations of the Permitted Assignee to the Company under the Stock Purchase Agreement. Assignee confirms to the Company that it is an Eligible Institution and a Permitted Assignee, as defined in the Stock Purchase Agreement. It further agrees and confirms that it shall not assign this Agreement or any part thereof to any third party.






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         IN WITNESS WHEREOF,  the parties hereto have caused this Assignment and
Assumption Agreement to be duly executed as of the day and year first above written.

                                   KOGER EQUITY, INC.


                                   By_________________________________
                                     Name:
                                     Title:


                                   AP-KEI HOLDINGS, LLC, as Investor

                                   By AP-MM KEI HOLDINGS, LLC,
                                      its Managing Member

                                      By KRONUS PROPERTY, INC,
                                         its Managing Member


                                         By___________________________
                                           Name:
                                           Title:


                                     Permitted Assignee


                                     By_________________________________
                                       Name:
                                       Title:



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